Exhibit 5.1

[HELLER EHRMAN LLP LETTERHEAD]

June 13, 2005

Board of Trustees
Mercer International Inc.
14900 Interurban Avenue South, Suite 282
Seattle, Washington 98168

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is furnished to Mercer International Inc., a Massachusetts trust formed under the laws of the State of Washington (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed offer and sale by the selling securityholders thereunder of 4,210,526 shares of beneficial interest of the Company (the “Shares”).

     We have reviewed, among other things, the Registration Statement, the Declaration of Trust, as amended, the Trustees Regulations, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and initial sale of the Shares. We have made such other factual inquiries as we deemed necessary to render this opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

     We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to reference to our firm in the Registration Statement. This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Shares in the offering to which the Registration Statement relates. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,

/s/ Heller Ehrman LLP